SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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KLA - Tencor Corportion

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KLA-Tencor Corporation	160 Rio Robles San Jose, CA 95134	Tel: 408.875.3000 Fax: 408.875.2002

October 1, 2004

Dear Stockholder,

     The KLA-Tencor Board of Directors is requesting your approval of our 2004 Equity Incentive Plan included in our Proxy Statement that was mailed to you earlier this month. In the history of the Company, equity compensation has been a critical component of our ability to attract and retain the talent needed in our industry. We believe that our continued success will be equally dependent on our ability to attract highly accomplished individuals in numerous specialties, including those related to development of leading-edge inspection and metrology.

     Institutional Shareholder Services, the leading advisor to institutional money managers regarding proxy voting issues, recommends voting “FOR” approval of our 2004 Equity Incentive Plan. Please note that if our shareholders approve this new plan, our existing employee stock option plans will automatically terminate. One of the two affected plans is our 2000 nonshareholder approved plan and the other is our 1982 Stock Option Plan, which contains a 3% automatic share replenishment feature. KLA-Tencor has utilized stock options responsibly in the past and will continue to do so. Our net issuance per year has averaged less than 3% per year and less than 10% of our options are granted to the top 5 executives. While the new plan results in fewer options available for grant, it also gives the Company much greater flexibility in how we structure equity compensation.

     We believe this new plan will allow KLA-Tencor to continue attracting high-caliber employees. The 2004 Plan would allow us to grant restricted stock, stock appreciation rights, performance shares, performance units and deferred stock units which would give us a range of flexibility in designing competitive incentive packages for our employees while aligning them with increasing shareholder value for you, the Stockholder.

     The members of our Board of Directors unanimously recommend a vote “FOR” approval of the 2004 Equity Incentive Plan. A new proxy card* has been enclosed if you have not voted yet or if you wish to change your vote by re-submitting it with the enclosed card. If you have not already done so, we strongly encourage you to review, in its entirety, the 2004 Report to Shareholders which details this new equity incentive plan. As you know, you can also vote your shares by using the internet at www.proxyvote.com or calling 1-800-690-6903 up until 11:59 p.m. eastern time on October 17, 2004.

     We sincerely appreciate your support of this initiative. If you have any questions, please feel free to call Investor Relations at (408) 875-3600.

Very truly yours,

Stuart Nichols
Vice President, General Counsel

*     The proxy card was previously filed with the Company's Definitive Proxy Statement on Form 14A, filed with the Commission on September 9, 2004 and is incorporated herein by reference.